                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           SOUTHFIRST BANCSHARES, INC.
                (Name of Registrant as Specified in Its Charter)
                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:
         (2)      Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)      Proposed maximum aggregate value of transaction:
         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)        Amount Previously Paid:
        2)        Form, Schedule or Registration Statement No.:
        3)        Filing Party:
        4)        Date Filed:

                             [SOUTHFIRST LETTERHEAD]


                                 March 10, 2000




Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of SouthFirst Bancshares, Inc. ("SouthFirst"), which will be held on Wednesday, April 5, 2000, at 10:00 a.m., at SouthFirst's main office, 126 North Norton Avenue, Sylacauga, Alabama 35150.

         The formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to be acted upon. Time will be provided during the meeting for discussion, and you will have an opportunity to ask about your Company.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of the meeting and proxy statement, please complete, sign, date and return the enclosed proxy at your earliest convenience. Returning the signed proxy card will not prevent you from voting in person at the meeting, should you later decide to do so.

                                          Sincerely,

                                          /s/ Donald C. Stroup
                                          -------------------------------------
                                          Donald C. Stroup
                                          President and Chief Executive Officer

                           SOUTHFIRST BANCSHARES, INC.
                             126 NORTH NORTON AVENUE
                            SYLACAUGA, ALABAMA 35150

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 5, 2000


         To the Holders of Common Stock of SOUTHFIRST BANCSHARES, INC.:

         Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of SouthFirst Bancshares, Inc. ("SouthFirst") will be held on Wednesday, April 5, 2000, at 10:00 a.m., at SouthFirst's principal executive offices, 126 North Norton Avenue, Sylacauga, Alabama 35150, for the following purposes:

         (1) To elect three directors to hold office until the 2003 Annual Meeting and until their successors are elected and qualified; and

         (2) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed February 23, 2000, as the record date for the determination of stockholders entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

         A Proxy Statement and a proxy solicited by the Board of Directors, together with a copy of the 1999 Annual Report to Stockholders are enclosed herewith. Stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, you are requested to complete, sign and date the enclosed proxy and return it as promptly as possible in the accompanying envelope. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.


                                             By Order of the Board of Directors

                                             /s/ Joe K. McArthur
                                             ----------------------------------
                                             Joe K. McArthur
                                             Secretary

Sylacauga, Alabama
March 10, 2000







YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                           SOUTHFIRST BANCSHARES, INC.
                             126 NORTH NORTON AVENUE
                            SYLACAUGA, ALABAMA 35150

                         ANNUAL MEETING OF STOCKHOLDERS
                                  APRIL 5, 2000


                                 PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SouthFirst Bancshares, Inc. ("SouthFirst") for the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, April 5, 2000, and any adjournment thereof, at the time and place and for the purposes set forth in the accompanying notice of the Annual Meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by SouthFirst. In addition to solicitations by mail, officers and other employees of SouthFirst, without receiving any additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about March 10, 2000. The address of the principal executive offices of SouthFirst is 126 North Norton Avenue, Sylacauga, Alabama 35150, and SouthFirst's telephone number is (256) 245-4365. SouthFirst is the parent of First Federal of the South ("First Federal"), a wholly-owned subsidiary which is a federally chartered savings association.

         Any proxy given pursuant to this solicitation may be revoked by any stockholder who attends the Annual Meeting and gives oral notice of his or her decision to vote in person, without complying with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering to SouthFirst's Secretary an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the stockholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR the election of the nominees named herein. The items enumerated herein constitute the only business which the Board of Directors intends to present or knows will be presented at the Annual Meeting. However, the proxy confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business which may properly come before the Annual Meeting. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.

         The record of stockholders entitled to vote at the Annual Meeting was taken on February 23, 2000. On that date, SouthFirst had outstanding and entitled to vote 928,568 shares of common stock, $.01 par value per share (the "Common Stock"), with each share entitled to one vote. The holders of c:one-third (1/3) of the outstanding shares of Common Stock entitled to vote must be present, in person or by proxy, to constitute a quorum.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of February 23, 2000 with respect to the beneficial ownership of SouthFirst's common stock by
(i) each person known by SouthFirst to own beneficially more than five percent (5%) of SouthFirst Common Stock, (ii) each director of SouthFirst, (iii) each of the Named Executive Officers (as defined herein) and (iv) all directors and executive officers of SouthFirst as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned.


                                            Shares of
                                          Common Stock                   Percent of
   Beneficial Owner                   Beneficially Owned(1)          Outstanding Shares
   ----------------                   ---------------------          ------------------
Donald C. Stroup(2)                           61,484                        6.5%
Joe K. McArthur(3)                            27,061                        2.9%
Bobby R. Cook(4)                              14,090                        1.5%
H. David Foote, Jr.(5)                        11,520                        1.2%
J. Malcomb Massey(6)                          22,834                        2.5%
Allen Gray McMillan, III(7)                   15,520                        1.7%
John T. Robbs(8)                              20,520                        2.2%
Charles R. Vawter, Jr.(9)                     35,809                        3.8%
Jimmy C. Maples(10)                           18,066                        1.9%
Jeffrey L. Gendell, et. al.(11)               83,700                        9.1%
Robert J. Salmon and
   Mary Anne J. Salmon(12)                    47,600                        5.1%
Pension & Benefit Financial
   Services, Inc.,(13)                        66,400                        7.2%
All directors and
   executive officers
   as a group (9 persons)                    226,550                       23.1%

---------------

(1) "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date hereof. Beneficial ownership, as reported in the above table, has been determined in accordance with Rule 13d-3 of the Exchange Act. The percentages are based upon 928,568 shares outstanding, except for certain parties who hold presently exercisable options to purchase shares. The percentages for those parties holding presently exercisable options are based upon the sum of 928,568 shares plus the number of shares subject to presently exercisable options held by them, as indicated in the following notes.

(2) Of the amount shown, 17,100 shares are owned jointly by Mr. Stroup and his wife, 300 shares are held by one of Mr. Stroup's sons, 11,491 shares are held in his account under SouthFirst's 401(k) Plan, 4,707 shares are held in his account under First Federal's ESOP, 19,436 shares are subject to presently exercisable options and 8,300 shares represent restricted stock granted under SouthFirst's Management Recognition Plans "A" and "B," 6,640 shares of which are fully vested.

(3) Of the amount shown, 1,500 shares are owned jointly by Mr. McArthur and his wife, 4,129 shares are held in his account under SouthFirst's 401(k) Plan, 4,008 shares are held in his account under First Federal's ESOP, 12,110 shares are subject to presently exercisable options and 5,312 shares represent restricted stock granted under SouthFirst's Management Recognition Plans "A" and "B," 4,250 shares of which are fully vested.

(4) Of the amount shown, 1,624 shares are held in an Individual Retirement Account for the benefit of Mr. Cook's wife.

(5) Of the amount shown, 3,000 shares are owned jointly by Mr. Foote and his wife, 1,500 shares are held by Mr. Foote as custodian for each of his two minor children, 3,860 shares are subject to presently exercisable options and 1,660 shares represent restricted stock granted under SouthFirst's Management Recognition Plan "A," 1,328 shares of which are fully vested.

(6) Of the amount shown, 15,512 shares are restricted stock acquired pursuant to that certain employment agreement between Mr. Massey and Benefit Financial ( now known as Pension & Benefit Trust Company), vesting in equal increments over a period of 15 years beginning on April 11, 1997, 3,075 shares are held in a profit sharing account, and 2,170 shares are held in an Individual Retirement Account, 332 shares are held in his account under First Federal's ESOP, and 745 shares are subject to presently exercisable options.

(7) Of the amount shown, 10,000 shares are held jointly by Mr. McMillan and his wife, 3,860 shares are subject to presently exercisable options and 1,660 shares represent restricted stock granted under SouthFirst's Management Recognition Plan "A," 1,328 shares of which are fully vested.

(8) Of the amount shown, 2,293 shares are held jointly by Mr. Robbs and his wife, 3,662 shares are held in an Individual Retirement Account for the benefit of Mr. Robb's wife, 5,000 shares are held jointly with his father, 3,860 shares are subject to presently exercisable options and 1,660 shares represent restricted stock granted under SouthFirst's Management Recognition Plan "A," 1,328 shares of which are fully vested.

(9) Of the amount shown, 28,500 shares are held jointly by Mr. Vawter and his wife, 3,860 shares are subject to presently exercisable options and 1,660 shares represent restricted stock granted under SouthFirst's Management Recognition Plan "A," 1,328 shares of which are fully vested.

(10) Of the amount shown, 900 shares are held in an Individual Retirement Account, 7,364 shares are held in his account under SouthFirst's 401(k) Plan, 4,012 shares are held in his account under First Federal's ESOP, 4,130 shares are subject to presently exercisable options and 1,660 shares represent restricted stock granted under SouthFirst's Management Recognition Plan "B," 1,328 shares of which are fully vested.

(11) Of the amount shown, Jeffrey L. Gendell has shared voting power with respect to 83,700 shares, Tontine Management, L.L.C. ("TM") has shared voting power with respect to 83,700 shares, Tontine Partners, L.P. ("TP") has shared voting power with respect to 10,500 shares and Tontine Financial Partners, L.P. ("TFP") has shared voting power with respect to 73,200 shares. TM, the general partner of TP and TFP, has the power to direct the affairs of TP and TFP. Mr. Gendell is the Managing Member of Tontine Management, L.L.C. and, in that capacity, directs its operations. The business address of Mr. Gendell, TP and TFP is 200 Park Avenue, Suite 3900, New York, New York 10166. The foregoing information is based on a Schedule 13D/A, Amendment No. 2, dated October 6, 1997 filed by Mr. Gendell, TP and TFP. SouthFirst makes no representation as to the accuracy or completeness of the information reported.

(12) Robert J. Salmon and Mary Anne J. Salmon beneficially own and have shared voting and dispositive power with respect to 47,600 shares. The foregoing information is based on a Schedule 13G, dated October 8, 1998 filed by Mr. and Mrs. Salmon.

(13) These shares are held in trust by Pension & Benefit Trust Company, as trustee of First Federal's ESOP. See "Employee Stock Ownership Plan" at page 18.

         There are no arrangements known to SouthFirst the operation of which would result in a change in control of SouthFirst.

                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

         SouthFirst's Board of Directors presently consists of eight directors, elected to staggered three-year terms. The terms of Messrs. Stroup, Massey, and Vawter will expire at this Annual Meeting of Stockholders. The Board of Directors has nominated Messrs. Stroup, Massey, and Vawter for re-election as directors of SouthFirst. Unless otherwise directed, the proxies will be voted at the Annual Meeting FOR the election of the nominees. In the event that any of the three nominees is unable to serve or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or election. The affirmative vote of a plurality of the votes present in person or by proxy at the Annual Meeting is required for the election of the three nominees standing for election. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES.

         The following individuals have been nominated by management for election to SouthFirst's Board of Directors for a term of three years and until their successors are elected and qualified:

         DONALD C. STROUP, age 50, has served as the President and Chief Executive Officer of First Federal since 1988 and of SouthFirst since 1994. Mr. Stroup has also been a member of the First Federal Board of Directors since 1988 and of the SouthFirst Board of Directors since 1994. Mr. Stroup has over 25 years of experience in the banking industry and received a B.S. in Business Administration from Samford University, and a Certificate of Achievement and Diploma of Merit from the Institute of Financial Education, Chicago, Illinois. He is a director of the Boys' Club, a member of the Red Cross, Hospice Care, Talladega County Economic Development Authority and Boy Scouts Advisory, a former Chairman of the Southern Community Bankers and a former member of the Sylacauga School Board and the Sylacauga Industrial Development Board. Mr. Stroup is also a current member and former President of the Sylacauga Rotary Club and a former director of the Sylacauga Chamber of Commerce and Coosa Valley Country Club. Mr. Stroup is a member of the First Baptist Church of Sylacauga.

         J. MALCOMB MASSEY, age 50, has served as a director of SouthFirst and First Federal since May, 1997. Mr. Massey is President and Chief Executive Officer of First Federal's wholly owned subsidiary, Pension & Benefit Trust Company ("Pension & Benefit"), a position he has held since he joined Pension & Benefit in 1997 after Pension & Benefit acquired substantially all of the assets of Lambert, Massey, Roper & Taylor, Inc., an employee benefits consulting firm based in Montgomery in which Mr. Massey served as President since 1980. Mr. Massey is a Qualifying and Life Member of the Million Dollar Round Table with over 25 years experience in the financial services industry and serves as the insurance consultant to the Southern Community Bankers, an industry trade group comprised of 20 savings institutions and community banks located in the Southeastern United States.

         CHARLES R. VAWTER, JR., age 38, has served as a director of First Federal since 1992 and of SouthFirst since 1994. Mr. Vawter is Chief Financial Officer of Automatic Gas and Appliance Co., Inc., where he has been employed since 1987. Mr. Vawter is a member of the Board of Directors of B.B. Comer Library Foundation and the Coosa Valley Country Club. He is a past Board member of the Sylacauga Chamber of Commerce. He is currently a member of the Planning Commission of the City of Sylacauga Chamber of Commerce and has served on the Planning Committee of Alabama LP Gas Association. Mr. Vawter is a member of the First Baptist Church.

         Each of the following individuals is a member of SouthFirst's Board of Directors who is not standing for election to the Board of Directors this year and whose term will continue after the Annual Meeting:

         JOE K. MCARTHUR, age 48, has served as the Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary of First Federal and SouthFirst since 1992 and 1994, respectively. Mr. McArthur has served as a director of First Federal and SouthFirst since February 1996. Mr. McArthur has over 23 years of experience in the banking industry and received a B.S. in Accounting from the University of Alabama-Birmingham and a Masters of Business Administration equivalent from the National School of Finance and Management from Fairfield University, Fairfield Connecticut. He has also completed all courses associated with the Institute of Financial Education (the "Institute"), and has been awarded the Degree of Distinction, the Diploma of Merit, and the Certificate of Achievement from the Institute. In addition, Mr. McArthur has successfully completed Asset/Liability Management Program, in Colorado Springs, Colorado and Financial Planning in Sarasota, Florida. Prior to joining First Federal, Mr. McArthur was Assistant Executive Director of Finance of Humana, a hospital, from 1990 to 1992, and Senior Vice president of First Federal of Alabama from 1983 to 1990. Mr. McArthur is a Board member of the Southern Community Bankers. He has also served as a manager of various

Little League and Babe Ruth Baseball teams, as well as Boys' Club basketball teams. Mr. McArthur is a member of the First United Methodist Church of Sylacauga.

         ALLEN GRAY MCMILLAN, III, age 43, has served as a director of First Federal since 1993 and of SouthFirst since 1994. Mr. McMillan is President of Brecon Knitting Mill, where he has been employed since 1979. Mr. McMillan has been active in the Kiwanis Club, United Way, and Boy Scouts of America. He is a member of the First United Methodist Church.

         BOBBY R. COOK, age 60, has served as past president of the Clanton, Alabama Kiwanis Club, past treasurer of the Clanton, Alabama Jaycees and serves as a Deacon of The First Baptist Church of Clanton, Alabama.

         On January 19, 2000, Mr. Cook, President of the Western Division of First Federal and member of the Board of Directors of SouthFirst and First Federal, filed a lawsuit, in Chilton County, Alabama, against First Federal, SouthFirst and Donald C. Stroup, alleging wrongful termination of his employment as President of the Western Division and other claims. On January 24, 2000, the employment of Mr. Cook, was terminated for cause by the Board of Directors of First Federal, pursuant to the provisions of Mr. Cook's employment agreement with First Federal. Further, Mr. Cook, on January 25, 2000, was removed for cause as a member of the Board of Directors of First Federal, upon the unanimous written consent of SouthFirst, as the sole shareholder of First Federal. Management believes Mr. Cook's lawsuit to be without merit and intends to vigorously defend the case. Furthermore, Management has reviewed, and has asserted against Mr. Cook, appropriate counterclaims for damages to First Federal and South First.

         H. DAVID FOOTE, JR., age 50 , has served as a director of First Federal since 1988 and of SouthFirst since 1994. Mr. Foote has been President and owner of Foote Bros. Furniture since 1973. Mr. Foote has been a member of the Board of Directors of the Sylacauga Chamber of Commerce, the Coosa Valley Country Club and Talladega County E-911. He has served as President of Wesley Chapel Methodist Men's Club and head of the Wesley Chapel Methodist Administrative Board.

         JOHN T. ROBBS, age 45, has served as a director of First Federal since 1988 and of SouthFirst since 1994. Mr. Robbs is President of Michael Supply Co., Inc., where he has been employed since 1980.

         In addition to the executive officers and directors listed above, the following individual is an executive officer of First Federal:

         JIMMY C. MAPLES, age 50, has served as First Vice President of First Federal and has been largely responsible for First Federal's residential construction lending since March, 1994. Prior to serving in this capacity with First Federal, Mr. Maples was Senior Vice President of Lending at Pinnacle Bank (formerly known as First Federal of Alabama) in Jasper, Alabama.

         There are no family relationships between any director or executive officer and any other director or executive officer of SouthFirst.

COMMITTEES OF THE BOARD

         SouthFirst's Board of Directors has established the following standing committees:

         (A) The Audit Committee, currently comprised of Messrs. McMillan, Foote, Vawter, and Robbs. The Audit Committee, which held one meeting in fiscal year 1999, is authorized to review and make recommendations to the Board of Directors with respect to SouthFirst's audit procedures and independent auditor's report to management and to recommend to the Board of Directors the appointment of independent auditors for SouthFirst, to review with the independent auditors the scope and results of audits, to monitor SouthFirst's financial policies and control procedures, to monitor the non-audit services provided by SouthFirst's auditors and to review all potential conflicts of interests.

         (B) The Stock Option Committee, currently comprised of Messrs. Foote, Robbs, McMillan, and Vawter. The Stock Option Committee, which did not hold a meeting in fiscal year 1999, is responsible for administering SouthFirst's Stock Option and Incentive Plan adopted in 1995. The entire Board of Directors of SouthFirst administers SouthFirst's 1998 Stock Option and Incentive Plan.

         (C) The Management Recognition Plan Committee, currently comprised of Messrs. Foote, Robbs, McMillan, and Vawter, which held no meetings in fiscal year 1999, is responsible for administering SouthFirst's two Management Recognition Plans.

         SouthFirst does not have a Directors Nominating Committee, that function being reserved to the entire Board of Directors.

         SouthFirst presently does not have a compensation committee because no officers of SouthFirst receive any compensation for services to SouthFirst. All officers of SouthFirst are compensated by SouthFirst's wholly-owned subsidiary, First Federal, solely for their services to First Federal. In addition, non-employee directors are paid for attendance at First Federal committee meetings, but employee members of committees are not paid.

         In addition to SouthFirst's committees, First Federal has established various committees including the Executive Committee, the Wage and Compensation Committee, the Loan Committee, the Asset/Liability Committee and the Audit Committee.

         The Executive Committee of First Federal consists of Messrs. Stroup (Chairman), Foote, McArthur and Vawter. The Committee, which did not meet in fiscal year 1999, is charged with the responsibility of overseeing the business of First Federal. The Committee has the power to exercise most powers of the Board of Directors in the intervals between meetings of the Board of Directors, and any activity is reported to the Board of Directors monthly. First Federal's Loan Committee is comprised of Messrs. Stroup and Vawter. Mr. Robbs resigned from the committee during fiscal year 1999, and Mr. Stroup, as the appointed alternate, has been substituted for Mr. Robbs. The committee meets weekly to consider loan applications. Approval of a loan application requires approval by at least two members (other than the person signing the application) of the Loan Committee. The Audit Committee of First Federal consists of Messrs. McMillan (Chairman), Foote, Robbs, Vawter, Bice and Easterling. This committee meets at least annually and more frequently if necessary to review the results of the audit program. Recommendations and observations are reported to the Board of Directors. The Asset/Liability Committee consists of Messrs. McMillan (Chairman), Stroup, McArthur, Foote and Vawter. This Committee meets quarterly to establish and monitor policies to control interest rate sensitivity. First Federal's Wage and Compensation Committee consists of Messrs. Massey (Chairman), Stroup, McArthur, Easterling and Vawter. This Committee, which held one meeting in fiscal 1999, is responsible for reviewing salaries and benefits of directors, officers, and employees.

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors of SouthFirst held five meetings during the fiscal year ended September 30, 1999. During the 1999 fiscal year, each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and Committee(s) on which he served.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires SouthFirst's directors, certain officers and persons who own more than 10% of the outstanding Common Stock of SouthFirst to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of SouthFirst held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish SouthFirst with copies of all forms they file under this regulation. SouthFirst first became subject to this regulation on February 13, 1995. To SouthFirst's knowledge, based solely on a review of copies of such reports, and any amendments thereto, furnished to SouthFirst and representations that no other reports were required, during the fiscal year ended September 30, 1999, all Section 16(a) filing requirements applicable to its officers, directors and 10% holders were satisfied. SouthFirst has adopted a policy requiring all Section 16 reporting persons to report monthly to a designated employee of SouthFirst as to whether any transactions in SouthFirst's Common Stock occurred during the previous month.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information for fiscal 1999, 1998 and 1997 concerning compensation paid or accrued by SouthFirst and First Federal to or on behalf of SouthFirst's Chief Executive Officer and the other executive officers of SouthFirst whose total annual salary and bonus exceeded $100,000 during the1999 fiscal year (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE





                                              Annual Compensation(1)                                  Long Term Compensation
                                              ----------------------                                  ----------------------
                                                                                                  Securities
    Name and Principal       Fiscal                                        Other Annual           Underlying          All Other
         Position             Year          Salary            Bonus       Compensation(2)           Options         Compensation
--------------------------   ------        --------        ---------      ---------------         ----------        ------------
Donald C. Stroup              1999         $140,000        $32,625(3)        $12,250                  ---            $ 2,901(4)
         President, Chief     1998          140,000         35,812            12,250                14,180(5)          2,886
         Executive Officer    1997          100,308         27,093            12,000                  ---              2,272
         and Chairman
Joe K. McArthur               1999         $105,000        $21,175(6)        $12,250                  ---            $ 1,624(7)
         Executive Vice       1998          105,000         24,104            12,250                 7,428(8)          1,309
         President, Chief     1997           73,380         18,870            12,000                  ---              1,402
         Financial Officer
         and Director
Bobby R. Cook (9)             1999         $ 90,000        $ 2,836(10)       $11,500                  ---            $ 2,139(11)
         Director             1998(12)       78,500         13,377           $10,000                 4,726(13)         2,561(14)

J. Malcomb Massey             1999         $130,000        $ 2,236           $ 13,250                  ---           $ 1,873(15)
         Director and         1998          130,000          1,677             12,250                3,726(16)         1,795
         President of         1997(17)       65,000             --              5,000
         Pension & Benefit
Jimmy C. Maples               1999         $ 90,000        $34,724(18)             --                  ---           $ 1,913(19)
         First Vice           1998           75,600         32,709                 --                4,051(20)         1,737
         President of First   1997           71,988         28,575                 --                  ---             1,325
         Federal

(1) All compensation received by the Named Executive Officers was paid by First Federal, with the exception of Mr. Massey's salary, which was paid by Pension & Benefit.

(2) Fees received as member of the Board of Directors of SouthFirst and of First Federal.

(3) Consists of a regular bonus of $17,500 as well as $18,312 of compensation consisting of dividends paid under SouthFirst's Dividend Incentive Plan on unexercised stock options. See "-- Compensation of Directors."

(4) Represents a $2,016 automobile allowance and income of $870 recognized on employer provided group term life insurance in excess of $50,000.

(5) On January 28, 1998, SouthFirst granted options to purchase a total of 10,030 shares of SouthFirst Common Stock to Mr. Stroup, which were intended to vest in equal annual increments commencing on January 29, 1999. On November 4, 1998, SouthFirst canceled all options granted to Mr. Stroup on January 28, 1998, and issued options to purchase the same number of shares at a lower exercise price. These options vest in equal annual increments commencing on November 4, 1999. See "---Repricing of Stock Options under the Stock Option Plans." Additionally, since September 30, 1996, grants to purchase 4,150 shares of Common Stock expired prior to being exercised and, consequently, the 4,150 shares reserved to be issued pursuant to such expired options became available for re-issuance under the 1995 Stock Option Plan. On January 28, 1998, the Board of Directors of the Bank granted to Donald C. Stroup options to purchase 4,150 shares available under the 1995 Stock Option Plan. These options were issued pursuant to the vesting schedule utilized for the 1998 Stock Option Plan. See "---Repricing of Stock Options under the Stock Option Plans."

(6) Consists of a regular bonus of $13,125 as well as $10,979 of compensation consisting of dividends paid under SouthFirst's Dividend Incentive Plan on unexercised stock options. See "-- Compensation of Directors."

(7) Represents a $439 automobile allowance and income of $870 recognized on employer provided group term life insurance in excess of $50,000.

(8) On January 28, 1998, SouthFirst granted options to purchase 7,428 shares of SouthFirst Common Stock to Mr. McArthur, which were intended to vest in equal annual increments commencing on January 29, 1999. On November 4, 1998, SouthFirst canceled all options granted to Mr. McArthur on January 28, 1998, and issued options to purchase the same number of shares at a lower exercise price. These options vest in equal annual increments commencing on November 4, 1999. See "---Repricing of Stock Options under the Stock Option Plans."

(9) On January 24, 2000, the employment of Mr. Cook, as an executive officer of First Federal was terminated for cause by the Board of Directors of First Federal, pursuant to the provisions of Mr. Cook's employment agreement with First Federal. Further, Mr. Cook, on January 25, 2000, was removed for cause as a member of the Board of Directors of First Federal, upon the unanimous written consent of SouthFirst, the sole shareholder of First Federal.

(10) Consists of a regular bonus of $11,250 as well as $2,127 of compensation consisting of dividends paid under SouthFirst's Dividend Incentive Plan on unexercised stock options. See "-- Compensation of Directors."

(11) Represents a $581 automobile allowance and income of $1,980 recognized on employer provided group term life insurance in excess of $50,000.

(12) The 1998 data for Mr. Cook reflect the partial-year period from October 31, 1997, the date SouthFirst acquired Chilton, County, through September 30, 1998.

(13) On January 28, 1998, SouthFirst granted options to purchase 4,726 shares of SouthFirst Common Stock to Mr. Cook, which were intended to vest in equal annual increments commencing on January 29, 1999. On November 4, 1998, SouthFirst canceled all options granted to Mr. Cook on January 28, 1998, and issued options to purchase the same number of shares at a lower exercise price. These options vest in equal annual increments commencing on November 4, 1999. See "---Repricing of Stock Options under the Stock Option Plans."

(14) Represents a $581 automobile allowance and income of $1,980 recognized on employer provided group term life insurance in excess of $50,000.

(15) Represents a $1,099 automobile allowance and income of $696 recognized on employer provided group term life insurance in excess of $50,000.

(16) On January 28, 1998, SouthFirst granted options to purchase 3,726 shares of SouthFirst Common Stock to Mr. Massey, which were intended to vest in equal annual increments commencing on January 29, 1999. On November 4, 1998, SouthFirst canceled all options granted to Mr. Massey on January 28, 1998, and issued options to purchase the same number of shares at a lower exercise price. These options vest in equal annual increments commencing on November 4, 1998. See "---Repricing of Stock Options under the Stock Option Plans."

(17) The 1997 data for Mr. Massey reflect the partial-year period from April 11, 1997, the date SouthFirst acquired Pension & Benefit, through September 30, 1997.

(18) Consists of a regular bonus of $28,500 as well as $4,209 of compensation recognized on dividends paid under SouthFirst's Dividend Incentive Plan on unexercised stock options. See "-- Compensation of Directors."

(19) Represents a $1,121 automobile allowance and income of $616 recognized on employer provided group term life insurance in excess of $50,000.

(20) On January 28, 1998, SouthFirst granted options to purchase 4,051 shares of SouthFirst Common Stock to Mr. Maples, which were intended to vest in equal annual increments commencing on January 29, 1999. On November 4, 1998, SouthFirst canceled all options granted to Mr. Maples on January 28, 1998, and issued options to purchase the same number of shares at a lower exercise price. These options vest in equal annual increments commencing on November 4, 1999. See "---Repricing of Stock Options under the Stock Option Plans."

EMPLOYMENT AGREEMENTS

         SouthFirst and First Federal have entered into employment agreements with each of the Named Executive Officers. The terms and conditions of these employment agreements are described below.

Donald C. Stroup, Chairman, President and Chief Executive Officer.

         The employment agreement with Mr. Stroup was effective as of October 1, 1997 and is for a term of three years. On each anniversary date from the expiration of the initial three year term of the employment agreement, the term of Mr. Stroup's employment will be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Boards of Directors of SouthFirst and First Federal that the performance of Mr. Stroup has met the required performance standards and that such employment agreement should be extended.

         Pursuant to Mr. Stroup's employment agreement, First Federal pays Mr. Stroup an annual base salary of $140,000, for which SouthFirst is jointly and severally liable. Mr. Stroup's employment agreement entitles him to participate with all other senior management employees of SouthFirst or First Federal in any discretionary bonuses that the SouthFirst or First Federal Boards of Directors may award. In addition, Mr. Stroup participates in standard retirement and medical plans, and is entitled to customary fringe benefits, vacation and sick leave.

         Mr. Stroup's employment agreement terminates upon his death or disability, and is terminable for "cause" as defined in the employment agreement. In the event of termination for cause, no severance benefits are payable to Mr. Stroup. If SouthFirst or First Federal terminates Mr. Stroup without cause, he will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the employment agreement plus an additional twelve-month period. Mr. Stroup may voluntarily terminate his employment agreement by providing sixty days written notice to the Boards of Directors of SouthFirst and First Federal, in which case he is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

         Mr. Stroup's employment agreement further provides that, in the event of Mr. Stroup's involuntary termination in connection with, or within two year after, any change in control of First Federal or SouthFirst, other than for "cause," or death or disability, Mr. Stroup will be paid, within 10 days of such termination, an amount equal to the difference between: (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"); and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that Mr. Stroup receives on account of the change in control. Such payment would be reduced to the extent it would cause First Federal to fail to meet any of its regulatory capital requirements. Under Mr. Stroup's employment agreement, a "change in control" generally refers to a change in ownership, holding or power to vote more than 25% of SouthFirst's or First Federal's voting stock, a change in the ownership or possession of the ability to control the election of a majority of First Federal's or SouthFirst's directors or the exercise of a controlling influence over the management or policies of SouthFirst or First Federal. In addition, under Mr. Stroup's employment agreement, a change in control occurs when, during any consecutive two-year period, the directors of SouthFirst or First Federal, at the beginning of such period, cease to constitute two-thirds of the Boards of Directors of SouthFirst or First Federal, unless the election of replacement directors was approved by a two-thirds (66 2/3%) vote of the initial directors then in office. Mr. Stroup's employment agreement also provides for a similar lump sum payment to be made in the event of the Mr. Stroup's voluntary termination of employment within one year following a change in control of First Federal or SouthFirst.


Joe K. McArthur, Executive Vice President and Chief Financial Officer.

         The employment agreement with Mr. McArthur was effective as of October 1, 1997 and is for a term of three years. On each anniversary date from the expiration of the initial three year term of the employment agreement, the term of Mr. McArthur's employment will be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Boards of Directors of SouthFirst and First Federal that the performance of Mr. McArthur has met the required performance standards and that such employment agreement should be extended.

         Pursuant to Mr. McArthur's employment agreement, First Federal pays Mr. McArthur an annual base salary of $105,000, for which SouthFirst will be jointly and severally liable. Mr. McArthur's employment agreement entitles him to participate with all other senior management employees of SouthFirst or First Federal in any discretionary bonuses that the SouthFirst or First Federal Boards of Directors may award. In addition, Mr. McArthur participates in standard retirement and medical plans, and is entitled to customary fringe benefits, vacation and sick leave.

         Mr. McArthur's employment agreement terminates upon his death or disability, and is terminable for "cause" as defined in the employment agreement. In the event of termination for cause, no severance benefits are payable to Mr. McArthur. If SouthFirst or First Federal terminates Mr. McArthur without cause, he will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the employment agreement plus an additional twelve-month period. Mr. McArthur may voluntarily terminate his employment agreement by providing sixty days written notice to the Boards of Directors of SouthFirst and First Federal, in which case he is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

         Mr. McArthur's employment agreement further provides that, in the event of Mr. McArthur's involuntary termination in connection with, or within two year after, any change in control of First Federal or SouthFirst, other than for "cause," or death or disability, Mr. McArthur will be paid, within 10 days of such termination, an amount equal to the difference between: (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code; and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that Mr. McArthur receives on account of the change in control. Such payment would be reduced to the extent it would cause First Federal to fail to meet any of its regulatory capital requirements. Under Mr. McArthur's employment agreement, a "change in control" generally refers to a change in ownership, holding or power to vote more than 25% of SouthFirst's or First Federal's voting stock, a change in the ownership or possession of the ability to control the election of a majority of First Federal's or SouthFirst's directors or the exercise of a controlling influence over the management or policies of SouthFirst or First Federal. In addition, under Mr. McArthur's employment agreement, a change in control occurs when, during any consecutive two-year period, directors of SouthFirst or First Federal, at the beginning of such period, cease to constitute two-thirds of the Boards of Directors of SouthFirst or First Federal, unless the election of replacement directors was approved by a two-thirds (66 2/3%) vote of the initial directors then in office. Mr. McArthur's employment agreement also provides for a similar lump sum payment to be made in the event of the Mr. McArthur's voluntary termination of employment within one year following a change in control of First Federal or SouthFirst.

J. Malcomb Massey, President of Pension & Benefit.

         The employment agreement with Mr. Massey was effective as of April 11, 1997 and provides for a term of three years. On each anniversary date from the expiration of the initial three year term of the employment agreement, the term of Mr. Massey's employment will be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors of Pension & Benefit that the performance of Mr. Massey has met the required performance standards and that such employment agreement should be extended.

         The employment agreement with Mr. Massey provides for an annual base salary of $130,000. In addition, Mr. Massey received 15,512 shares of restricted SouthFirst Common Stock, one-fifteenth of which vest on each of the first fifteen anniversaries of the date of the employment agreement. Should Mr. Massey's employment be terminated due to his death or disability, all unvested shares will vest on the last day of Mr. Massey's service with Pension & Benefit. All unvested shares will also vest upon a "change in control" of Pension & Benefit. Under Mr. Massey's employment agreement, "change in control" generally refers to a change in ownership, holding or power to vote more than 25% of Pension & Benefit's voting stock, a change in the ownership or possession of the ability to control the election of a majority of Pension & Benefit's directors or the exercise of a controlling influence over the management or policies of Pension & Benefit. In addition, under Mr. Massey's employment agreement, a change in control occurs when, during any consecutive two-year period, directors of SouthFirst or Pension & Benefit, at the beginning of such period, cease to constitute two-thirds of the Boards of Directors of SouthFirst or Pension & Benefit, unless the election of replacement directors was approved by a two-thirds (66 2/3%) vote of the initial directors then in office.

         Mr. Massey's employment agreement entitles him to participate with all other senior management employees of First Federal in any discretionary bonuses that the Board of Directors of First Federal may award. Mr. Massey may also participate in standard retirement and medical plans, and is entitled to customary fringe benefits, vacation and sick leave.

         Mr. Massey's employment agreement terminates upon his death or disability, and is terminable for "cause" as defined in the employment agreement. In the event of termination for cause, no severance benefits are payable to Mr. Massey. If Pension & Benefit terminates Mr. Massey without cause, he will be entitled to severance pay equal to the amount of his salary and benefits from the date of termination through the remaining term of the employment agreement plus an additional twelve-month period. Mr. Massey has the option to receive this payment either (i) in periodic payments, as if the termination had not occurred, or (ii) in one lump sum payment within ten days of the termination of his employment. In either case, however, the severance pay is limited to three times the average total annual compensation received by Mr. Massey under the employment agreement over the five full fiscal years preceding the termination, or, if Mr. Massey has been employed less than five full fiscal years, over each full fiscal year preceding the termination. Mr. Massey may voluntarily terminate his employment agreement by providing sixty days written notice to the Board of Directors of Pension & Benefit, in which case he is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

         Mr. Massey's employment agreement also contains a non-competition provision pursuant to which Mr. Massey agrees that if his employment by Pension & Benefit terminates during the initial three year period of employment, he will not, for two years following such termination, directly or indirectly engage in activities related to the planning, designing, implementation or administration of employee benefit plans in the same county as Pension & Benefit is located or in any contiguous county. The employment contract also provides that during the term of Mr. Massey's employment, and for three years thereafter, he shall refrain from recruiting or hiring, or attempting to recruit or hire, directly or by assisting others, any other employee of Pension & Benefit or any successor or affiliate of Pension & Benefit.

Jimmy C. Maples, First Vice President of First Federal.

         The employment agreement with Mr. Maples was effective as of January 1, 1998 and is for a term of three years. On each anniversary date from the expiration of the initial three year term of the employment agreement, the term of Mr. Maples' employment will be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors of First Federal that the performance of Mr. Maples has met the required performance standards and that such employment agreement should be extended.

         The employment agreement provides that First Federal will pay Mr. Maples an annual base salary of $90,000. Mr. Maples' employment agreement entitles him to participate with all other senior management employees of First Federal in any discretionary bonuses that the Board of Directors of First Federal may award. In addition, Mr. Maples participates in standard retirement and medical plans, and is entitled to customary fringe benefits, vacation and sick leave.

         Mr. Maples' employment agreement terminates upon his death or disability, and is terminable for "cause" as defined in the employment agreement. In the event of termination for cause, no severance benefits are payable to Mr. Maples. If First Federal terminates Mr. Maples without cause, he will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the employment agreement plus an additional twelve-month period. Mr. Maples may voluntarily terminate his employment agreement by providing sixty days written notice to the Board of Directors of First Federal, in which case he is entitled to receive only his compensation, vested rights and benefits up to the date of termination. In addition, Mr. Maples' employment agreement contains a provision which permits him to voluntarily terminate his employment with First Federal and receive a continuation of his salary and benefits from the date of termination through the remaining term of the employment agreement plus an additional twelve-month period in the event a constructive discharge occurs. A constructive discharge will occur if (i) Mr. Maples is required to move his personal residence or perform his principal executive functions more than 35 miles from his primary office in Hoover, Alabama, except for any trips to the principal executive offices of First Federal in Sylacauga, Alabama in connection with Mr. Maples' duties pursuant to his employment agreement; (ii) there is a material reduction without reasonable cause in Mr. Maples' base compensation; (iii) First Federal fails to continue to provide Mr. Maples with compensation and benefits substantially similar to those provided to him under any of the employee benefit plans in which Mr. Maples currently or in the future becomes a participant; (iv) there is a material diminution or reduction in Mr. Maples' responsibilities or authority; or (v) there is a material diminution or reduction in the secretarial or administrative support provided to Mr. Maples by First Federal.

         Mr. Maples' employment agreement further provides that, in the event of Mr. Maples' involuntary termination in connection with, or within two year after, any change in control of First Federal or SouthFirst, other than for "cause," or death or disability, Mr. Maples will be paid, within 10 days of such termination, an amount equal to the difference between: (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code; and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that Mr. Maples receives on account of the change in control. Such payment would be reduced to the extent it would cause First Federal to fail to meet any of its regulatory capital requirements. Under Mr. Maples' employment agreement, "change in control" generally refers to a change in ownership, holding or power to vote more than 25% of SouthFirst's or First Federal's voting stock, a change in the ownership or possession of the ability to control the election of a majority of First Federal's or SouthFirst's directors or the exercise of a controlling influence over the management or policies of SouthFirst or First Federal. In addition, under Mr. Maples' employment agreement, a change in control occurs when, during any consecutive two-year period, directors of SouthFirst or First Federal, at the beginning of such period, cease to constitute two-thirds of the Boards of Directors of SouthFirst or First Federal, unless the election of replacement directors was approved by a two-thirds (66 2/3%) vote of the initial directors then in office. Mr. Maples' employment agreement also provides for a similar lump sum payment to be made in the event of the Mr. Maples' voluntary termination of employment within one year following a change in control of First Federal or SouthFirst.

DEFERRED COMPENSATION AGREEMENTS

         First Federal has entered into deferred compensation agreements (collectively, the "Deferred Compensation Agreements") with Mr. Stroup and Mr. McArthur, pursuant to which each will receive certain retirement benefits at age
65. Under the Deferred Compensation Agreements, benefits are payable for fifteen years. A portion of the retirement benefits accrue each year until age 65 or, if sooner, until termination of employment. If Mr. Stroup remains in the employment of First Federal until age 65, his annual benefit will be $65,000. If Mr. McArthur remains in the employment of First Federal until age 65, his annual benefit will be $45,000. If either of these officers dies prior to age 65, while in the employment of First Federal, the full retirement benefits available under the deferred compensation agreements will accrue and will, thereupon, be payable to their respective beneficiaries. The retirement benefits available under the Deferred Compensation Agreements are unfunded. However, First Federal has purchased life insurance policies on the lives of these officers that will be available to SouthFirst and First Federal to provide for the retirement benefits for both Mr. Stroup and Mr. McArthur. The costs of these arrangements was $57,075 in each of fiscal 1998, 1997 and 1996.

MANAGEMENT RECOGNITION PLANS

         The SouthFirst Board of Directors has adopted two management recognition plans ("MRPs"), denominated SouthFirst Bancshares, Inc. Management Recognition Plan "A" ("Plan A") and SouthFirst Bancshares, Inc. Management Recognition Plan "B" ("Plan B") (collectively, the "Plans"). The objective of the Plans is to enable SouthFirst and First Federal to reward and retain personnel of experience and ability in key positions of responsibility by providing such personnel with a proprietary interest in SouthFirst and by recognizing their past contributions to SouthFirst and First Federal, and to act as an incentive to make such contributions in the future.

         Plan A and Plan B are identical except that while Plan B provides for awards only to employees of SouthFirst and First Federal, Plan A provides for awards to employees, as well as to non-employee directors. The Plans are administered by a committee (the "Committee") of the SouthFirst Board of Directors. Awards under the Plans are in the form of restricted stock grants ("MRP grants"). Each Plan has reserved a total of 16,600 shares of SouthFirst Common Stock for issuance pursuant to awards made by the Committee. Such shares, with respect to each Plan, are held in trust until awards are made by the Committee, at which time the shares are distributed from the trust to the award recipient. Such shares will bear restrictive legends until vested, as described below. The Committee may make awards to eligible participants under the Plans in its discretion, from time to time. Under Plan A, on November 15, 1995 each non-employee director serving in such capacity on February 13, 1995 (the effective date of the conversion of SouthFirst from a mutual to a stock form of ownership) automatically received an award of 1,660 shares. In selecting the employees to whom awards are granted under the Plans, the Committee considers the position, duties and responsibilities of the employees, the value of their services to

SouthFirst and First Federal and any other factors the Committee may deem relevant. As of September 30, 1996, a total of 33,200 shares had been awarded under the Plans and, as of that date, no further shares were available for future issuance.

         Awards under the Plans vest at the rate of 20% per year, commencing on the first anniversary of the date of the award. The Committee may, however, from time to time and in its sole discretion, accelerate the vesting with respect to any participant, if the Committee determines that such acceleration is in the best interest of SouthFirst. If a participant terminates employment for reasons other than death or disability, the participant forfeits all rights to any shares which have not vested. If the participant's termination is caused by death or disability, all shares become vested. Participants will recognize compensation income on the date their interests vest, or at such earlier date pursuant to a participant's election to accelerate recognition pursuant to
Section 83(b) of the Internal Revenue Code.

STOCK OPTION PLANS

         The SouthFirst Board of Directors has adopted two Stock Option Plans. The first was adopted November 15, 1995 and is denominated the SouthFirst Bancshares, Inc. Stock Option and Incentive Plan (the "1995 Stock Option Plan"), and the second was adopted on January 28, 1998 and is denominated the 1998 Stock Option and Incentive Plan ("the 1998 Stock Option Plan"). The objective of each of the Stock Option Plans is to attract, retain, and motivate the best possible personnel for positions of substantial responsibility with SouthFirst and First Federal. In order to attract and retain members of the Board of Directors of SouthFirst who contribute to SouthFirst's success, each of the Stock Option Plans also provides for the award of nonqualified stock options to non-employee directors of SouthFirst.

         The 1995 Stock Option Plan authorizes the grant of options for up to 83,000 shares of Common Stock to select officers and employees in the form of
(i) incentive and nonqualified stock options ("Options") or (ii) Stock Appreciation Rights ("SARs") (Options and SARs are referred to herein collectively as "Awards"), as determined by the committee administering the 1995 Stock Option Plan. As of September 30, 1998, options to purchase 83,000 shares had been issued under the 1995 Stock Option Plan and, as of that date, no further options were available for issuance.

         The 1998 Stock Option Plan authorizes the grant of options for up to 63,361 shares of Common Stock to select officers and employees in the form of Options or SARs. As of September 30, 1999, options to purchase 63,361 shares had been issued under the 1998 Stock Option Plan and, as of that date, no further options were available for issuance

         The terms and conditions of the two Stock Option Plans are substantially the same. The exercise price for Options and SARs granted under the Stock Option Plans may not be less than the fair market value of the shares on the day of the grant, and no Awards shall be exercisable after the expiration of ten years from the date of this grant. Each Stock Option Plan has a term of 10 years unless earlier terminated by the SouthFirst Board of Directors. The Stock Option Plans are administered by a committee of the directors of SouthFirst (the "Option Plan Committee"). Except as discussed below with respect to non-employee directors, the Option Plan Committee has complete discretion to make Awards to persons eligible to participate in the Stock Option Plans, and determines the number of shares to be subject to such Awards, and the terms and conditions of such Awards. In selecting the persons to whom Awards are granted under the Stock Option Plan, the Option Plan Committee considers the position, duties, and responsibilities of the employees, the value of their services to SouthFirst and First Federal, and any other factor the Option Plan Committee may deem relevant to achieving the stated purpose of the Stock Option Plan.

         Options granted under the Stock Option Plans become exercisable at a rate of 20% per year commencing one year from the date of grant, with the exception that all options will become immediately exercisable in the event the optionee's employment is terminated due to the optionee's death, disability or retirement, or in the event of a change in control of First Federal or SouthFirst.

         Under the 1995 Stock Option Plan, all directors who were not employees of SouthFirst as of November 15, 1995 (the date of the approval of the Stock Option Plan by the shareholders of SouthFirst and the OTS), received non-qualified stock options for the purchase of 4,150 shares with an exercise price equal to $14.00 per share, the fair market value of SouthFirst Common Stock on the date of grant. Likewise, under the 1998 Stock Option Plan, all directors who were not employees of SouthFirst as of January 28, 1998 (the date of the approval of the Stock Option Plan by the Board of Directors of SouthFirst) received non-qualified stock options for the purchase of 2,700 shares with an exercise price equal to $21.25 per share, the fair market value of SouthFirst Common Stock on the date of grant.

REPRICING OF STOCK OPTIONS UNDER THE STOCK OPTION PLANS

         On January 28, 1998, the Wage and Compensation Committee, acting on the approval of the Board of Directors, granted incentive stock options to purchase 14,180; 7,428; 3,726; 4,726; and 4,051 to Donald C. Stroup, Joe K. McArthur, J.
Malcomb Massey, Bobby R. Cook, and Jimmy C. Maples, respectively. Options to purchase an aggregate of 28,000 shares were concurrently granted to approximately 19 non-executive employees of SouthFirst and/or First Federal. Such options were granted at an exercise price of $21.25 per share, which was equal to the fair market value of SouthFirst's Common Stock on the date of grant. During the ensuing nine and one half months, the market price of SouthFirst's Common Stock declined significantly to a point below which such options no longer served the intended purpose for which they were issued. In order to protect the intended value and purpose of the January 28 options, the Board of Directors elected to reprice all of such options by the cancellation of such options and the regrant of an equal number of replacement options at the then current lower market price. Such replacement options were granted on November 4, 1998 at an exercise price of $15.75 a share, which was equal to the fair market value of SouthFirst's Common Stock on the date of grant.

         The following table provides the name of the grantee, number of securities underlying the replacement options, the exercise price of the canceled shares, the exercise price of the replacement options, and the length of original option term remaining after the repricing, as of September 30, 1999:

                      OPTION REPRICING FOR FISCAL YEAR 1999


Name                     Date            Number of            Exercise Price of   Exercise Price of    Length of
                                         Securities           Canceled Options    Replacement          Original Option
                                         Underlying           ($)                 Options ($)          Term Remaining
                                         Replacement                                                   at Date of
                                         Options                                                       Repricing

Donald Stroup        November 4,         4,150                21.25               15.75                9.2  years
(1995 Plan) (1)      1998
Donald Stroup        November 4,         10,030               21.25               15.75                9.2 years
(1998 Plan)          1998
Joe McArthur         November 4,         7,428                21.25               15.75                9.2 years
(1998 Plan)          1998
Malcomb Massey       November 4,         3,726                21.25               15.75                9.2 years
(1998 Plan)          1998
Bobby Cook           November 4,         4,726                21.25               15.75                9.2 years
(1998 Plan)          1998
Jimmy Maples         November 4,         4,051                21.25               15.75                9.2 years
(1998 Plan)          1998

         (1) As of September 30, 1996, options to purchase a total of 83,000 shares had been issued under the 1995 Stock Option Plan, and, as of that date, no other shares were available for future issuance. Since September 30, 1996, grants to purchase 4,150 shares of Common Stock expired prior to being exercised and, consequently, the 4,150 shares reserved to be issued pursuant to such expired options became available for re-issuance under the 1995 Stock Option Plan. On January 28, 1998, the Board of Directors of the Bank granted to Donald C. Stroup options to purchase 4,150 shares available under the 1995 Stock Option Plan (the "1995 options") in conjunction with certain additional stock option grants made pursuant to the 1998 Stock Option Plan. On November 4, 1999, these 1995 options were canceled and replaced with repriced 1995 options, which were issued pursuant to the same vesting schedule utilized for the 1998 Stock Option Plan.

         The following table provides certain information concerning the exercise of stock options under SouthFirst's Stock Option Plan during the fiscal year ended September 30, 1999, by the Named Executive Officers and the fiscal year end value of unexercised options held by those individuals:


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                              Number of Securities      Value of Unexercised
                                                                   Underlying               In-the-Money
                                                             Unexercised Options at       Options at Fiscal
                                                                Fiscal Year End               Year End
                         Shares Acquired        Value             Exercisable/              Exercisable/
        Name                on Exercise       Realized           Unexercisable            Unexercisable(1)
-----------------        ---------------      --------       ----------------------     --------------------

Donald C. Stroup                0                $0             12,450 / 20,750                $0 / $0
Joe K. McArthur                 0                $0              7,968/ 13,280                 $0 / $0
Bobby R. Cook                   0                $0                 0 / 4,726                  $0 / $0
J. Malcomb Massey               0                $0                 0 / 3,726                  $0 / $0
Jimmy C. Maples                 0                $0               2,490/4,150                  $0 / $0

(1) Represents the value of unexercised, in-the-money stock options on September 30, 1999, using the $11.625 closing price of SouthFirst Common Stock on that date.

EMPLOYEE RETIREMENT SAVINGS PLAN

         First Federal has established a savings and profit-sharing plan that qualifies as a tax-deferred savings plan under Section 401(k) of the Internal Revenue Code (the "401(k) Plan") for its salaried employees who are at least 21 years old and who have completed one year of service with First Federal. Under the 401(k) Plan, eligible employees may contribute up to 10% of their gross salary to the 401(k) Plan or $9,500, whichever is less. Currently, all contributions are fully vested under 401(k) Plan at the time of the contribution. Prior to First Federal's adoption of an Employee Stock Ownership Plan (see "--Employee Stock Ownership Plan"), the first 1% to 3% of employee compensation was matched by a First Federal contribution of $0.50 for each $1.00 of employee contribution and contributions from 4% to 6% were 100% matched. During this period, contributions were 100% vested following the completion of five years of service and were invested in one or more investment accounts administered by an independent plan administrator.

EMPLOYEE STOCK OWNERSHIP PLAN

         First Federal has adopted an Employee Stock Ownership Plan (the "ESOP") for the exclusive benefit of participating employees. All employees of First Federal who are at least 21 years old and who have completed a year of service with First Federal are eligible to participate in the ESOP. SouthFirst has loaned the ESOP $664,000, which the ESOP used to purchase 66,400 shares of SouthFirst Common Stock. This loan is secured by the shares purchased with the proceeds of the loan. Shares purchased with the loan proceeds are held in a suspense account for allocation among participants as the loan is repaid.

         Contributions to the ESOP are expected to be used to repay the ESOP loan. Shares released from the suspense account as the ESOP loan is repaid, any contributions to the ESOP that are not used to repay the ESOP loan, and forfeitures will be allocated among participants on the basis of their relative compensation. With the exception of terminations due to death, disability or retirement, a participant must be employed by First Federal on the last day of the plan year and have completed 1,000 hours of service during the plan year in order to share in the allocation for the plan year. Any dividends paid on unallocated shares of SouthFirst Common Stock are to be used to repay the ESOP loan; any dividends paid on shares of SouthFirst Common Stock allocated to participant accounts will be credited to said accounts.

         Benefits under the ESOP vest at a rate of 20% per year of service, with the first 20% vesting after the Participant has served for two years. Participant's benefits also become fully vested upon the Participant's death, disability, attainment of normal retirement age, or the termination of the ESOP. For vesting purposes, a year of service means any plan year in which an employee completes at least 1,000 hours of service with First Federal. An employee's years of service prior to the ESOP's effective date will be considered for purposes of determining vesting under the ESOP.

         A participant who separates from service because of death, disability or retirement will be entitled to receive an immediate distribution of his or her benefits. A participant who separates from service for any other reason will be eligible to begin receiving benefits once he or she has completed his or her fifth one year break in service. Distributions will generally be made in whole shares of SouthFirst Common Stock, with the value of fractional shares being paid in cash. Although accounts will generally be distributed in a lump sum, accounts valued in excess of $500,000 may be distributed in installments over a five-year period.

         SouthFirst is the plan administrator of the ESOP and Pension & Benefit Trust Company, Montgomery, Alabama serves as the trustee of the ESOP (the "ESOP Trustee"). Participants may vote the shares of SouthFirst Common Stock that are allocated to their account. Any unallocated shares of SouthFirst Common Stock and allocated shares of SouthFirst Common Stock for which no timely direction is received are voted by the ESOP Trustee in accordance with its fiduciary obligations.

COMPENSATION OF DIRECTORS

         Each member of the First Federal Board of Directors receives a fee of $750 for each board meeting attended (with one excused absence), and each non-employee director of First Federal, if a member of a committee, receives $500 for each committee meeting attended, except that members of the Loan Committee receive $600. Each member of the SouthFirst Board of Directors receives a fee of $500 for each board meeting attended.

         SouthFirst has adopted, by resolution of the Board of Directors, a dividend incentive plan (the "Dividend Incentive Plan"), pursuant to which each SouthFirst director, who holds options to purchase SouthFirst Common Stock, is paid an amount equal to the number of shares underlying the stock options held by him, multiplied by the amount of dividends SouthFirst pays to the holders of its Common Stock. Accordingly, during fiscal 1999, each non-employee director was paid a total of $2,316 under the Dividend Incentive Plan with respect to the shares of Common Stock underlying the stock options held by him. Further, each SouthFirst director, during fiscal 1999, received a cash dividend in the amount of $996 with respect to the restricted shares held by him, as granted under Management Recognition Plans "A" and "B."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         No directors, executive officers, or immediate family members of such individuals were engaged in transactions with SouthFirst or First Federal, other than loans, involving more than $60,000 during the period from the year ended September 30, 1999 through February 23, 2000. First Federal, like many other financial institutions, has followed a policy of granting various types of loans to officers, directors and employees. The loans have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with First Federal's other customers, and do not involve more than the normal risk of collectibility, nor present other unfavorable features. All loans by First Federal to its officers and executive officers are subject to OTS regulations restricting loans and other transactions with affiliated persons of First Federal. In addition, all future credit transactions with such directors, officers and related interests of SouthFirst and First Federal will be on substantially the same terms as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions with unaffiliated persons and must be approved by a majority of the directors of SouthFirst, including a majority of the disinterested directors. At February 23, 2000, the aggregate of all loans by First Federal to its officers, directors, and related interests was $3,123,347.

                                    AUDITORS

         On August 20, 1998, SouthFirst dismissed its independent auditors, KPMG Peat Marwick LLP ("KPMG"), and on the same date engaged the firm of Jones & Kirkpatrick, P.C. ("Jones & Kirkpatrick") as its independent auditors for the fiscal year ending September 30, 1998. Each of these actions was approved by the audit committee of the Board of Directors of SouthFirst.

         The report of KPMG on the financial statements of SouthFirst for the fiscal years ended September 30, 1997 and 1996 did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles.

         In connection with the audit of the fiscal years ended September 30, 1997 and 1996 and for the unaudited interim period through August 20, 1998, there were no disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure, or audit procedure or scope which disagreement, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement in its report.

         KPMG has furnished SouthFirst with a letter addressed to the Securities and Exchange Commission stating that it does not disagree with any of the above statements, a copy of which has been filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission dated August 20, 1998.

         Jones & Kirkpatrick audited the financial statements of SouthFirst for the fiscal years ended September 30, 1998 and 1999. The Board of Directors has selected this same firm to audit the accounts and records of SouthFirst for the current fiscal year. Neither such firm nor any of its members or associates has, or has had during the past year, any financial interest in SouthFirst, direct or indirect, or any relationship with SouthFirst, other than in connection with their duties as auditors and income tax preparers. Representatives of Jones & Kirkpatrick are expected to be present at the Annual Meeting to respond to stockholders' questions and will have an opportunity to make any statements they consider appropriate.

               STOCKHOLDERS' PROPOSALS FOR THE 2001 ANNUAL MEETING

         Stockholders may submit proposals appropriate for stockholder action at SouthFirst's 2001 Annual Meeting, consistent with the regulations of the Securities and Exchange Commission. Proposals by stockholders intended to be presented at the 2001 Annual Meeting must be received by SouthFirst no later than November 11, 2000, in order to be included in SouthFirst's proxy materials for that meeting. With respect to any such proposals received by SouthFirst after January 25, 2001, the persons named in the form of Proxy solicited by management will vote the Proxy in accordance with their judgment of what is in the best interests of SouthFirst. Such proposals should be directed to SouthFirst Bancshares, Inc., Attention: Corporate Secretary, 126 North Norton Avenue, Sylacauga, Alabama 35150.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment of what is in the best interest of SouthFirst.


                                           By Order of The Board of Directors

                                           /s/ Joe K. McArthur
                                           ----------------------------------
                                           Joe K. McArthur
                                           Secretary
Sylacauga, Alabama
March 10, 2000

[X]   PLEASE MARK VOTES                 REVOCABLE PROXY
      AS IN THIS EXAMPLE           SOUTHFIRST BANCSHARES, INC.



           THIS PROXY IS SOLICITED ON BEHALF                                                                   With-   For All
             OF THE BOARD OF DIRECTORS FOR                                                              For    hold     Except
               THE 2000 ANNUAL MEETING OF                     1. To elect DONALD C. STROUP,             [  ]   [  ]      [  ]
                   STOCKHOLDERS.                                 J. MALCOMB MASSEY, and
                                                                 CHARLES R. VAWTER, JR,
                                                                 for a term of three years and until
                                                                 their successors are elected
      The undersigned hereby appoints Donald C.                  and have qualified.
Stroup and Joe K. McArthur, or either of them, with
power of substitution to each, the proxies of the             INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE
undersigned to vote the Common Stock of the                   INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT
undersigned at the Annual Meeting of Stockholders             NOMINEE'S OR THOSE NOMINEES' NAME(S) IN THE SPACE PROVIDED
of SOUTHFIRST BANCSHARES, INC., to be held                    BELOW.
on Wednesday, April 5, 2000, at 10:00 a.m., at the main
office of SouthFirst Bancshares, Inc., located at
126 North Norton Avenue, Sylacauga, Alabama 35150,            --------------------------------------------------------------
and at any adjournments or postponements
thereof, as indicated on this revocable proxy:                2. To vote in accordance with their best judgment with respect to any other matters that may properly come before the
                                                                 meeting.


                                                              THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH OF THE PROPOSALS
                                                              AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE
                                                              PROVIDED, THIS PROXY WILL BE SO VOTED.

Please be sure to sign and date              Date                Please date and sign exactly as your name(s) appear(s) on
this Proxy in the box below.                                  this card.
--------------------------------------------------------
                                                                 NOTE:  When signing as an attorney, trustee, executor,
                                                              administrator or guardian, please give your title as such.  If a corporation or partnership, give full name of authorizing
 Stockholder sign above -- Co-holder (if any) sign above      officer.  In the case of joint tenants, each joint owner must sign.
--------------------------------------------------------

    DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                           SOUTHFIRST BANCSHARES, INC.
                             126 NORTH NORTON AVENUE
                            SYLACAUGA, ALABAMA 35150


                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY